As filed with the Securities and Exchange Commission on August 4, 1995
                                         Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                     ---------------------------

                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                     ---------------------------

                           TIME WARNER INC.
        (Exact name of registrant as specified in its charter)
                     ---------------------------

          Delaware                                     13-1388520
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)

                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                     ---------------------------

                            Peter R. Haje
       Executive Vice President, Secretary and General Counsel
                           Time Warner Inc.
                         75 Rockefeller Plaza
                         New York, N.Y. 10019
                            (212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                     ---------------------------

                              Copies to:
                        John T. Gaffney, Esq.
                       Cravath, Swaine & Moore
                           Worldwide Plaza
                          825 Eighth Avenue
                      New York, N.Y. 10019-7475
                            (212) 474-1000
                     ---------------------------

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                     ---------------------------

                   CALCULATION OF REGISTRATION FEE
=============================================================================
                                                       Proposed
                                       Proposed        Maximum
   Title of Each                       Maximum        Aggregate    Amount of
 Class of Securities  Amount to be   Offering Price   Offering   Registration
 to be Registered     Registered     Per Share (1)    Price (1)     Fee

 Common Stock, par
  value $1.00 per      8,349,732
  share                  shares (2)      $44 (3)     $367,388,208   $126,686

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Plus such indeterminate number of additional shares of Common Stock, par value $1.00 per share, as may be issuable pursuant to certain anti-dilution provisions.
(3)  Calculated in accordance with Rule 457(c) under the Securities
     Act based upon the average of the high and low price of the Common Stock on August 2, 1995, as quoted per the New York Stock Exchange Composite Tape.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION
       OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
          SECURITIES HAS BEEN FILED WITH THE SECURITIES AND
      EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR
         MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE
   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER
    TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY
       STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
      UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
                  SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED         , 1995
Prospectus

                           TIME WARNER INC.

                   8,349,732 Shares of Common Stock
                          (Par Value $1.00)

     This Prospectus relates to 8,349,732 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Time Warner Inc., a Delaware corporation (the "Company"), issued, or issuable upon conversion or exchange of shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") issued, to the shareholders named herein (the "Selling Shareholders") in connection with the acquisition of Summit Communications Group, Inc. by the Company (the "Acquisition"), which shares of Common Stock are being offered for sale from time to time pursuant to this Prospectus for the account of such Selling Shareholders. This Prospectus also relates to such additional shares of Common Stock as may be issued to the Selling Shareholders pursuant to the anti-dilution provisions of the Series C Preferred Stock.

     The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). On August 2, 1995, the last sale price on the NYSE for one share of Common Stock of the Company was $44.375.

     The Common Stock may be offered for sale from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions on the NYSE, PSE or any other securities exchange (each an "Exchange") on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. The price at which any of the shares of Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. SEE "PLAN OF DISTRIBUTION". It is understood that the Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, such persons effecting resales of Common Stock purchased and dealers or brokers handling such transactions may be deemed (such persons not so conceding) to be "underwriters" within the meaning of the Securities Act of 1933, and the rules and regulations promulgated thereunder (the "Securities Act"), with respect to such sales.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A
                          CRIMINAL OFFENSE.

     Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. No person has been authorized to give any information or to make representations, other than as contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock to which this Prospectus relates in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.



                The date of this Prospectus is       , 1995.

          No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Common Stock offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates. Neither the delivery of this Prospectus nor any sale of or offer to sell the Common Stock offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                        AVAILABLE INFORMATION

          Time Warner Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which the Common Stock is listed.

          This Prospectus forms a part of a registration statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") which the Company has filed under the Securities Act with respect to the Common Stock. This Prospectus does not contain all the information otherwise set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 DOCUMENTS INCORPORATED BY REFERENCE

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person to whom this Prospectus is delivered, on written or oral request, without charge. Requests should be directed to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: Manager--Shareholder Relations (telephone number (212) 484-6971).

          The following documents filed with the Commission by the Company (File No. 1-8637) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          (1) Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 thereto dated June 28, 1995 (the "Time Warner Annual Report");

          (2) Quarterly Report on Form 10-Q for the quarter ended
     March 31, 1995;

          (3) Current Reports on Form 8-K dated January 26, 1995,
     February 6, 1995, April 1, 1995, May 30, 1995, June 15, 1995, and
     July 6, 1995;

          (4) The description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission on December 8, 1983, pursuant to Section 12(b) of the Exchange Act, as amended by amendments on Form 8 dated January 24, 1984, August 1, 1984, and August 22, 1986 (the "Description of the Common Stock"); and

          (5) The description of the Rights to Purchase Series A Participating Cumulative Preferred Stock contained in Item 1 (Description of Securities to be Registered) of the Company's registration statement on Form 8-A and the exhibits attached thereto filed with the Commission on January 24, 1994 (the "Rights Plan").

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019,
Attention: Shareholder Relations (telephone number: (212) 484-6971).


                             THE COMPANY

          The Company is the largest media and entertainment company in the world. Its businesses are conducted in five principal areas:
Publishing, Music, Filmed Entertainment, Programming-HBO and Cable. Publishing consists principally of the publication and distribution of magazines and books; Music consists principally of the production and distribution of recorded music and the ownership and administration of music copyrights; Filmed Entertainment consists principally of the production and distribution of motion pictures and television programming, the distribution of videocassettes and the ownership and operation of retail stores and theme parks; Programming-HBO consists principally of the production and distribution of pay television and cable programming; and Cable consists principally of the operation of cable television systems.

          The Company was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation that was originally organized in 1922. The Company changed its name from Time Incorporated to Time Warner Inc. following its acquisition of 59.3% of the common stock of Warner Communications Inc. ("WCI") in July 1989. WCI became a wholly owned subsidiary of the Company in January 1990 upon the completion of the merger of WCI and a subsidiary of the Company.

          Time Warner Entertainment Company, L.P. ("TWE") was formed as a Delaware limited partnership in 1992 to own and operate substantially all of the Filmed Entertainment, Programming-HBO and Cable business owned and operated by Time Warner prior to such date. Certain wholly owned subsidiaries of the Company (the "Time Warner General Partners") collectively own 63.27% of the pro rata priority capital and residual equity interests in TWE and wholly owned subsidiaries of ITOCHU Corporation, Toshiba Corporation and US West Inc. ("US WEST") own pro rata priority capital and residual equity interests in TWE of 5.61%, 5.61% and 25.51%, respectively. In addition, the Time Warner General Partners own priority capital interests senior and junior to the pro rata priority capital interests.

          The Company's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019, and its telephone number is (212) 484-8000.

                           USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale from time to time of the Common Stock offered hereby. All proceeds from the sale of the Common Stock offered hereby will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" described below.


                   DESCRIPTION OF THE COMMON STOCK

          The following general summary of the Common Stock is qualified in its entirety by reference to the Company's Restated
Certificate of Incorporation, as amended (the "Certificate of Incorporation"), which is an exhibit to the Registration Statement of which this Prospectus is a part.

          The Company is authorized by the Certificate of Incorporation to issue 750,000,000 shares of Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share. On July 15, 1995, 385,199,555 shares of Common Stock (excluding approximately 45.7 million shares of Common Stock held as treasury shares by the Company, as to which approximately 43.7 million were held by wholly owned subsidiaries of the Company) were issued and outstanding and approximately 148 million shares were reserved for issuance upon exercise of outstanding stock options and warrants and conversion of outstanding convertible securities. Also, as of July 15, 1995, 464,638 shares of the Company's Series B Preferred Stock, 3,264,508 shares of Series C Preferred Stock and 11 million shares of Series D Preferred Stock were issued and outstanding. Upon consummation of the proposed acquisition of Cablevision Industries Corporation by the Company, which is referred to in the Company's Current Reports on Form 8-K dated February 6, 1995, and May 30, 1995, the Company will have outstanding approximately 2.5 million additional shares of Common Stock and approximately 3.25 million shares of Series E Preferred Stock and 3.25 million shares of Series F Preferred Stock. The Series C, D, E and F Preferred Stock are or will be, as the case may be, convertible in the aggregate into approximately 43.2 million shares of Common Stock. Each such series of Preferred Stock has a liquidation value of $100 per share and will receive, for a period of five years with respect to the Series C and E Preferred Stock and for a period of four years with respect to the Series D and F Preferred Stock, an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which such share of Preferred Stock may be converted. The Series C, D, E and F Preferred Stock are or will be, as the case may be, entitled to vote with the Common Stock on matters submitted to a vote of stockholders and will have two votes per share in any such matter. For a discussion of the Series C, D, E and F Preferred Stock reference is made to the Company's Current Report on Form 8-K dated May 30, 1995.

          The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, subject to the rights of any preferred stock at the time outstanding.

          The holders of the Common Stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors. The holders of the Common Stock do not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of the Company, holders of the Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any preferred stock then outstanding.

          Pursuant to the Company's Certificate of Incorporation, provided that full dividends on all outstanding shares of any series of the Company's preferred stock have been paid, outstanding shares of Common Stock may be redeemed by action of the Company's Board of Directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

          The Common Stock is listed on the New York Stock Exchange, the Pacific Stock Exchange and the International Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd. Chemical Bank is the transfer agent and registrar for the Common Stock.

          Each share of Common Stock has associated with it one right (a "Right") to purchase one one-thousandth of a share of Series A Participating Cumulative Preferred Stock (or in certain cases other securities) of the Company. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent. Prior to the occurrence of certain events, including a determination by the Board of Directors following the public disclosure of a tender or exchange offer for shares of Common Stock representing 15% or more of the outstanding shares of the Common Stock, the Rights will not be represented by separate certificates and will be transferable with and only with the associated Common Stock.

          Pursuant to the Rights Agreement, in the event that, among other things, a third party acquires beneficial ownership of 15% or more of the outstanding shares of the Common Stock, each holder of Rights will be entitled to purchase securities of the Company having a market value equal to twice the purchase price thereof. In certain circumstances, including an acquisition involving 50% or more of the assets or earning power of the Company, the Rights will become exercisable to purchase common shares of the acquirer having a market value equal to twice the purchase price thereof. In addition, Rights held by an Acquiring Person (as defined in the Rights Agreement) will become null and void, nontransferable and nonexercisable.

          The Rights Agreement provides that the Rights will not become exercisable in the event of a Qualifying Offer. A "Qualifying Offer" is defined as an all-cash tender offer for all outstanding shares of the Common Stock that meets certain fairness requirements, including the provision of a written opinion of a nationally recognized investment banking firm stating that the price to be paid to stockholders pursuant to the offer is fair from a financial point of view.

          Subject to certain limitations, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Rights will expire on January 20, 2004, unless earlier redeemed by the Company.

          The foregoing summary of certain terms of the Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, a copy of which is on file with the Commission.


                         SELLING SHAREHOLDERS

          Each of the selling shareholders is a former stockholder, or a trust created by a former stockholder in the case of the Nancy McGuire Gray Trust U/A, of Summit Communications Group, Inc., a Delaware corporation ("Summit") (each a "Selling Shareholder"). On May 2, 1995, Summit was acquired by the Company and became a wholly owned subsidiary of the Company (the "Acquisition"). The shares of Common Stock offered hereby were acquired by the Selling Shareholders as a result of the Acquisition or will be acquired upon conversion, exchange or pursuant to certain anti-dilution provisions of the Series C Preferred Stock also acquired by the Selling Shareholders pursuant to the Acquisition.

          The following table sets forth as of August 2, 1995, the name of each of the Selling Shareholders, the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company or any of its affiliates, if applicable, and the number of shares of Common Stock which each such Selling Shareholder owned as of the date of this Prospectus, assuming the immediate conversion of all Series C Preferred Stock held by each such Selling Stockholder. The table also sets forth the number of shares of Common Stock owned by each Selling Shareholder, assuming the immediate conversion of all Series C Preferred Stock held by each such Selling Stockholder, that may be offered for sale from time to time by this Prospectus and the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Common Stock offered hereby. The Company may amend or supplement this Prospectus from time to time to disclose the names, relationships to the Company and holdings of Common Stock of additional Selling Shareholders or to update the disclosure set forth herein.

                                                             Number of Shares
                                        Number of Shares     of Common Stock
  Name and           Number of Shares    of Common Stock   Owned Assuming the
Relationship          of Common Stock   Which May Be Sold      Sale of All
to the Company,        Owned as of       Pursuant to This     of the Shares
if any                August 2, 1995       Prospectus        Offered Hereby
- ---------------      ----------------   -----------------   -----------------

Trust for the benefit   1,967,005(1)        1,967,005              0
of Gordon Gray Jr.,
Wachovia Bank and
Trust Company, Trustee

Trust for the benefit   1,967,005(1)        1,967,005              0
of C. Boyden Gray,
Wachovia Bank and
Trust Company, Trustee

Trust for the benefit   1,967,005(1)        1,967,005              0
of Burton C. Gray,
Wachovia Bank and
Trust Company, Trustee

Trust for the benefit   1,967,005(1)        1,967,005              0
of Bernard Gray,
Wachovia
Bank and Trust
Company, Trustee

The Nancy McGuire         481,712(2)          481,712              0
Gray Trust U/A, Nancy
McGuire Gray, Trustee
                       ---------------     -----------         ---------
Total                    8,349,732           8,349,732             0
- --------------

(1) The trusts for the benefit of Gordon Gray, Jr., C. Boyden Gray, Burton C. Gray and Bernard Gray each own 365,365 shares of Common Stock and 769,043 shares of Series C Preferred Stock, which, based on the current conversion rate applicable to the Series C Preferred Stock (the "Conversion Rate"), would convert into 1,601,640 shares of Common Stock for each such holder. The number of shares indicated as being held by each such Selling Shareholder includes 146,870 shares of Common Stock (the "Escrowed Shares"), which are held in escrow for each such Selling Shareholder pursuant to the Stock Escrow Agreement entered into in connection with the Acquisition. Subject to the satisfaction of certain indemnification obligations of each such Selling Shareholder, such Escrowed Shares shall be delivered to the relevant Selling Shareholders in accordance with the terms of the Stock Escrow Agreement.

(2) The Nancy McGuire Gray Trust U/A owns 89,476 shares of Common
Stock and 188,336 shares of Series C Preferred Stock which, based on the Conversion Rate, would convert into 392,236 shares of Common
Stock.

                         PLAN OF DISTRIBUTION

          The Common Stock may be offered for sale from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions on any Exchange on which the Common Stock is traded, in the over-the-counter market, in one or more private transactions or in a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices or at negotiated prices. Such methods of distribution may include, without limitation, (a) a distribution through underwriting syndicates represented by one or more managing underwriters, or by one or more underwiters without a syndicate; (b) a block trade in which an agent will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchases by one or more brokers or dealers as principals and resale by such brokers or dealers for their own account at fixed or varying prices; (d) a distribution in accordance with the rules of the applicable Exchange; and (e) ordinary brokerage transactions and transactions in which a broker solicits purchasers. In effecting sales, such brokers may arrange for other brokers or dealers to participate in the resales. This Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

          In connection with distributions of the Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to such broker-dealer of the Common Stock offered hereby, which Common Stock such broker-dealer may resell pursuant to this Prospectus. The Selling Shareholders may also pledge the shares registered hereunder to a broker or dealer and, upon a default, such broker or dealer may effect sales of the pledged Common Stock pursuant to this Prospectus. In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

          Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with sales pursuant hereto. Any such remuneration will be disclosed in a prospectus or prospectus supplement filed under the Securities Act. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

          Certain costs, expenses and fees in connection with the registration of the Common Stock, including certain costs of legal counsel for the Selling Shareholders, will be borne by the Company. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Common Stock will be borne by the Selling Shareholders, as may a portion of the costs of legal counsel for the Selling Shareholders. The Selling Shareholders have agreed to indemnify the Company or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act. In addition, the Company has agreed to indemnify the Selling Shareholders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling persons, against certain liabilities in connection with the offering of the Common Stock pursuant to this Prospectus, including liabilities arising under the Securities Act.


                               EXPERTS

          The consolidated financial statements of the Company and TWE appearing in the Time Warner Annual Report, and the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon set forth therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Summit Communications Group, Inc. as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in the Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and subsidiaries as of July 31, 1993 and 1994, and for the three years ended July 31, 1994, incorporated by reference in this Prospectus, have been audited by Paul Scherer & Company LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Vision Cable Division of Vision Cable Communications, Inc. and subsidiaries as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Paul Scherer & Company LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Corporation as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Cablevision Industries Limited Partnership as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of KBLCOM Incorporated as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

          The financial statements of Paragon Communications as of December 31, 1993 and 1994, and for the three years ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                            LEGAL MATTERS

          Certain legal matters relating to the Common Stock offered hereby were passed upon for the Company by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, counsel to the Company.

                      --------------------------

          The following information is being disclosed pursuant to Florida law and is accurate as of the date of the Prospectus: A subsidiary of the Company pays royalties to Artex, S.A., a corporation organized under the laws of Cuba, in connection with the distribution in the United States of certain Cuban musical recordings. Current information concerning this matter may be obtained from the State of Florida Department of Banking & Finance, The Capital, Tallahassee, Florida 32399-0350, 904-488-9805.

           PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

SEC registration fee ...............................          $126,686
Printing and engraving expenses ....................                 0*
Accounting fees ....................................            25,000*
Legal fees .........................................            87,500*
Qualification under state securities laws ..........             8,500*
Miscellaneous ......................................                 0*
                                                              $247,686*
                                                              ========

- --------------------

*  Estimated and subject to future contingencies.


Item 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of By-Laws of the Company requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

          Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7).

          The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Certificate of
Incorporation, as applicable.

          The Company's Directors' and Officers' Liability and
Reimbursement Insurance Policy is designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.


Item 16.  Exhibits


     4.1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on May 26, 1993 (which is incorporated herein by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

     4.2 Certificate of Ownership and Merger merging TWE Holdings Inc. into the Company as filed with the Secretary of State of the State of Delaware on September 24, 1993 (which is incorporated herein by reference to Exhibit 3.(i)(b) to the Company's Annual Report on
                   Form 10-K for the year ended December 31, 1993
                   (the "Company's 1993 Form 10-K")).

     4.3 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Rights and Qualifications of Series A Participating Cumulative Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on January 26, 1994
                   (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Company's 1993 Form 10-K).

     4.4 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series C Convertible Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on May 1, 1995 (which is incorporated by reference to Exhibit T3A-4 to the Company's Form T-3 dated as of July 11, 1995 (the "Company's Form T-3")).

     4.5 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and

                   Qualifications, Limitations or Restrictions Thereof, of Series D Convertible Preferred Stock of the
                   Company as filed with the Secretary of State of the State of Delaware on July 6, 1995 (which is incorporated by reference to Exhibit T3A-5 to the Company's Form T-3).

     4.6 By-laws of the Company, as amended through March 18, 1993 (which is incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on
                   Form 10-K for the year ended December 31, 1992).

     4.7 Rights Agreement dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent (which is incorporated herein by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated January 20, 1994).

     4.8           Specimen Certificate of the Company's Common
                   Stock (which is incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on
                   Form 10-K for the year ended December 31, 1991).

      5 Opinion with consent of Cravath, Swaine & Moore, counsel of the Company.

    23.1           Consent of Ernst & Young LLP, Independent Auditors.

    23.2           Consent of Deloitte & Touche LLP, Independent
                   Auditors.

    23.3           Consent of Paul Scherer & Company LLP, Independent
                   Auditors.

    23.4           Consent of Arthur Andersen LLP, Independent Public
                   Accountants.

    23.5           Consent of Deloitte & Touche LLP, Independent
                   Auditors.

    23.6           Consent of Price Waterhouse LLP, Independent
                   Accountants.

    23.7 Consent of Cravath, Swaine & Moore, counsel of the Company (included in Exhibit 5).

     24            Powers of Attorney.

Item 17.  Undertakings.

          A. Undertaking Pursuant to Rule 415.

          The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Undertaking in Respect of Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of August, 1995.


                                   TIME WARNER INC.,

                                   By: /s/ Peter R. Haje
                                       ----------------------------
                                       Peter R. Haje
                                       Executive Vice President,
                                       Secretary
                                       and General Counsel


          Pursuant to the requirements of the Securities Act of 1933, this registration statement (on Form S-3) has been signed on the 4th day of August, 1995 by the following persons in the capacities and on the date indicated:

          Signature                     Title
          ---------                     -----



              *
     ----------------------
       Gerald M. Levin                  Director,
                                        Chairman of the Board and
                                        Chief Executive Officer




               *
     ----------------------
       Richard D. Parsons               Director and President





               *
     ----------------------
       Richard J. Bressler              Senior Vice President and Chief
                                        Financial Officer

          Signature                     Title
          ---------                     -----


               *
     ----------------------
         John A. LaBarca                Vice President and Controller





               *
     ----------------------
           Merv Adelson                 Director








                *
     --------------------------
      Lawrence B. Buttenwieser          Director





                *
     --------------------------
        Edward S. Finkelstein           Director






                 *
     --------------------------
       Beverly Sills Greenough          Director






                 *
     --------------------------
           Carla A. Hills               Director






                 *
     --------------------------
           David T. Kearns              Director

          Signature                     Title
          ---------                     -----



                *
     --------------------------
           Henry Luce III               Director






                 *
     ---------------------------
             Reuben Mark                Director






                 *
     ---------------------------
           Michael A. Miles             Director






                 *
     ---------------------------
          J. Richard Munro              Director






                 *
     ---------------------------
          Donald S. Perkins             Director






                 *
     ---------------------------
           Raymond S. Troubh            Director






                 *
     ---------------------------
       Francis T. Vincent, Jr.          Director






                                   *By /s/ Peter R. Haje
                                      ------------------------------
                                       (Attorney-in-Fact)

                            EXHIBIT INDEX

Exhibit                                                         Sequentially
 No.                Description                                 Numbered Page

4.1                 Restated Certificate of Incorporation of          *
                    the Company filed with the Secretary of
                    State of the State of Delaware on
                    May 26, 1993 (which is incorporated
                    herein by reference to Exhibit 3 to the
                    Company's Quarterly Report on Form 10-Q
                    for the quarter ended June 30, 1993).


4.2                 Certificate of Ownership and Merger               *
                    merging TWE Holdings Inc. into the
                    Company as filed with the Secretary of
                    State of the State of Delaware on
                    September 24, 1993 (which is incorporated herein by reference to Exhibit 3.(i)(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (the
                    "Company's 1993 Form 10-K")).

4.3                 Certificate of the Voting Powers,                 *
                    Designations, Preferences and Relative
                    Participating, Optional and Other Rights and Qualifications of Series A Participating
                    Cumulative Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on January 26, 1994
                    (which is incorporated herein by reference to Exhibit 3.(i)(c) to the Company's 1993
                    Form 10-K).

4.4                 Certificate of the Voting Powers,                 *
                    Designations, Preferences and Relative,
                    Participating, Optional or Other Special
                    Rights, and Qualifications, Limitations
                    or Restrictions Thereof, of Series C
                    Convertible Preferred Stock of the Company as filed with the Secretary of State of the State of Delaware on May 1, 1995 (which is incorporated by reference to Exhibit T3A-4 to the Company's Form T-3 dated as of July 11, 1995 (the "Company's Form T-3")).

4.5                 Certificate of the Voting Powers,                 *
                    Designations, Preferences and Relative,
                    Participating, Optional or Other Special
                    Rights, and Qualifications, Limitations
                    or Restrictions Thereof, of Series D
                    Convertible Preferred Stock of the Company as filed with the

                    Secretary of State of the State of Delaware on July 6, 1995 (which is incorporated by reference to Exhibit T3A-5 to the Company's
                    Form T-3).


4.6                 By-laws of the Company, as amended through        *
                    March 18, 1993 (which is incorporated herein by reference to Exhibit 3.3 to the Company's
                    Annual Report on Form 10-K for the year ended
                    December 31, 1992).


4.7                 Rights Agreement dated as of January 20,          *
                    1994 between the Company and Chemical Bank, as Rights Agent (which is incorporated herein by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated
                    January 20, 1994).

4.8                 Specimen Certificate of the Company's Common      *
                    Stock (which is incorporated herein by
                    reference to Exhibit 4.1 to the Company's
                    Annual Report on Form 10-K for the year ended
                    December 31, 1991).

 5                  Opinion with consent of Cravath, Swaine &
                    Moore, counsel of the Company.

23.1                Consent of Ernst & Young LLP, Independent
                    Auditors.

23.2                Consent of Deloitte & Touche LLP, Independent
                    Auditors.

23.3                Consent of Paul Scherer & Company LLP,
                    Independent Auditors.

23.4                Consent of Arthur Andersen LLP, Independent
                    Public Accountants.

23.5                Consent of Deloitte & Touche LLP, Independent
                    Auditors.

23.6                Consent of Price Waterhouse LLP, Independent
                    Accountants.

23.7 Consent of Cravath, Swaine & Moore, counsel of the Company (included in Exhibit 5).

 24                 Powers of Attorney.

- ---------------

* Previously filed with the Commission and incorporated in the Registration Statement by reference.